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Exhibit 8.1

LIST OF SUBSIDIARIES

Name	Nature of business	Percentage ownership		Country of incorporation
Sasol Mining (Pty) Ltd	Coal mining activities	89,8	(1)	South Africa
Sasol Mining Holdings (Pty) Ltd	Holding company for the group's mining interests	100		South Africa
Sasol Synfuels (Pty) Ltd	Production of liquid fuels, gases and chemical products and refining of tar acids	100		South Africa
Sasol Technology (Pty) Ltd	Engineering services, research and development and technology transfer	100		South Africa
Sasol Financing (Pty) Ltd	Management of cash resources, investment and procurement of loans (for South African operations)	100		South Africa
Sasol Investment Company (Pty) Ltd	Holding company of the group's foreign investments (and investment in movable and immovable property)	100		South Africa
Sasol South Africa (Pty) Ltd(2)	Focused on integrated petrochemicals and energy and all such other things as may be considered to be incidental or conducive to the attainment and support of the main business of the company.	100		South Africa
Sasol Gas Holdings (Pty) Ltd	Holding company for the group's gas interests	100		South Africa
Sasol Oil (Pty) Ltd	Marketing of fuels and lubricants	75		South Africa
Sasol Chemical Holdings International (Pty) Ltd	Investment in the Sasol Chemie group	100		South Africa
Sasol UK Limited	Marketing and distribution of chemical products	100		United Kingdom
Sasol Chemicals Pacific Limited(3)	Marketing and distribution of chemical products	100		Hong Kong
Sasol Financing International Plc	Management of cash resources, investment and procurement of loans (for operations outside South Africa)	100		Isle of Man
Sasol Gas (Pty) Ltd(4)	Marketing, distribution and transportation of pipeline gas and the maintenance of pipelines used to transport gas	100		South Africa
Sasol Oil International Limited	Buying and selling of crude oil	75	(5)	Isle of Man
Sasol New Energy Holdings (Pty) Ltd	Developing and commercialising renewable and lower-carbon energy as well as carbon capture storage solutions	100		South Africa

Name	Nature of business	Percentage ownership		Country of incorporation
Sasol Africa (Pty) Ltd(6)	Exploration, development, production, marketing and distribution of natural oil and gas and associated products	100		South Africa
Sasol Canada Exploration and Production Limited	General partner in, and management of, the Sasol Canada Exploration and production Limited Partnership which holds Sasol's upstream interests in the Sasol Progress Energy Canada LtdPartnership in Canada	100		Canada
Sasol Canada Holdings Limited	Exploration, development, production, marketing and distribution of natural oil and gas and associated products in Canada	100		Canada
Sasol Middle East and India (Pty) Ltd(7)	Develop and implement international GTL and CTL ventures	100		South Africa
Sasol Wax International Aktiengesellschaft	Holding company for Sasol Wax (outside South Africa) operations	100		Germany
Sasol Wax GmbH	Production, marketing and distribution of waxes and wax related products	100		Germany
National Petroleum Refiners of South Africa (Pty) Ltd	Refining crude oil	47,73	(5)	South Africa
Sasol Chemie GmbH and Co. KG	Investment in the Sasol Germany GmbH, Sasol Solvents Germany GmbH and Sasol Olefins and Surfactants GmbH	100		Germany
Sasol Germany GmbH	Production, marketing and distribution of (chemical products) olefin and surfactant products	100		Germany
Sasol Solvents Germany GmbH	Production and marketing of solvents	100		Germany
Sasol Italy SpA(8)	Trading and transportation of oil products, petrochemicals and chemical products and derivatives	99,9		Italy
Sasol Holdings (USA) (Pty) Ltd	To manage and hold the group's interests in the United States	100		South Africa
Sasol Chemicals (USA) LLC(9)	Manufacturing of commodity and specialty chemicals	100		United States
Sasol Holdings (Asia Pacific) (Pty) Ltd	Holding company for Sasol Polymers' foreign investments	100		South Africa
Sasol European Holdings Limited	Resale of Sasol chemical products into UK / Ireland market area.	100		United Kingdom

Name	Nature of business	Percentage ownership	Country of incorporation
Sasol Financing International Limited	Management of cash resources of the Sasol Group, the investing of surplus money and the procurement of loans taking into account the limitations imposed by the Banks Act 94 of 1990. Funding the cash	100	South Africa
Sasol (USA) Corporation	To engage in any lawful act or activity for which corporations may be organised under the General Corporation Law of Delaware	100	United States

(1)
This represents our effective holding through Sasol Mining Holdings (Pty) Ltd.

(2)
Name change from Sasol Chemical Industries (Pty) Ltd to Sasol South Africa (Pty) Ltd.

(3)
Moved from being a subsidiary of Sasol Chemical Industries (Pty) Ltd to being a subsidiary of Sasol Holdings (Asia Pacific) (Pty) Ltd on 1 July 2014.

(4)
Moved from being a subsidiary of Sasol Gas Holdings (Pty) Ltd to being a subsidiary of Sasol Limited on 6 November 2014.

(5)
This represents our effective holding through our 75% interest in Sasol Oil (Pty) Ltd.

(6)
Moved from being a subsidiary of Sasol Investment Company (Pty) Ltd to being a subsidiary of Sasol Limited on 1 July 2014. Name changed from Sasol Petroleum International (Pty) Ltd to Sasol Africa (Pty) Ltd on 20 July 2015.

(7)
Moved from being a subsidiary of Sasol Investment Company (Pty) Ltd to being a subsidiary of Sasol Limited on 1 July 2014. Name changed from Sasol Synfuels International (Pty) Ltd to Sasol Middle East and India (Pty) Ltd on 20 July 2015.

(8)
Moved from being a subsidiary of Sasol Performance Chemicals GmbH (previously Sasol Olefins & Surfactants GmbH) to being a subsidiary of Sasol European Holdings Limited on 1 July 2014.

(9)
Name change from Sasol North America Inc to Sasol Chemicals (USA) LLC. Moved from being a subsidiary of Sasol Performance Chemicals GmbH (previously Sasol Olefins & Surfactants GmbH) to being a subsidiary of Sasol (USA) Corporation.

 INCORPORATED JOINTLY CONTROLLED ENTITIES

Name	Nature of business	Country of incorporation	Interest %
Chevron Sasol EGTL Limited	Investment activities in relation to the Escravos gas-to-liquids project	Bermuda	10
Ixia Coal (Pty) Ltd.	Investment activities Sasol Mining	South Africa	49
ORYX GTL Limited (QSC)	Manufacturing and marketing of synthetic fuels from gas	Qatar	49
Petronas Chemicals LDPE Sdn Bhd	Manufacturing and marketing of low-density polyethylene pellets	Malaysia	40
Sasol Chevron Holdings Limited	Holding company with Chevron corporation	Bermuda	50
Sasol-Huntsman GmbH & Co KG	Production and marketing of maleic anhydride	Germany	49.5
Uzbekistan GTL LLC	Manufacturing and marketing of synthetic fuels from gas	Uzbekistan	44,5	(10)
Kubu Energy Resources (Pty) Ltd.	Manufacturing and marketing of synthetic fuels from coal bed methane	Botswana	50
Sasol Chevron Nigeria Limited		Nigeria	50
Alexandria Wax Products Co		Egypt	51
Petromoc E Sasol SARL	Retail and commercial marketing of liquid fuels; petrol, diesel, illuminating paraffin, liquefied petroleum gas (LPG), fuel oil and lubricants in Mozambique	Mozambique	49
Strategic Energy Technology Systems Private Limited	Prospecting, exploration, production, exploitation of mineral oil, petroleum, oil, gas and other similar or allied substances, whether off shore or on shore	India	50
Central Termica de Ressano Garcia (CTRG SA)	The exercise of the activity of production, generation, transport and commercialisation of electrical energy, including export and export, construction, operation and management of a power plant	Mozambique	49
Sasol Wilmar Alcohol Industries (Lianyungang) Co Ltd(11)	Development and production of oleochemical based alcohol, surfactant, auxiliaries, petroleum additives, leather chemicals, water treatment auxiliaries, etc as well as the sale and distribution thereof and related services	China	50
Gemini HDPE LLC(12)	Construction of the high-density polyethylene plant	USA	50

Name	Nature of business	Country of incorporation	Interest %
Republic of Mozambique Pipeline Investments Company (Pty) Ltd (ROMPCO)	Owning and operating the natural gas transmission pipeline between Temane in Mozambique and Secunda in South Africa for the transportation of natural gas produced in Mozambique to markets in Mozambique and South Africa	South Africa	50	(13)

(1)
We announced our intention to reduce our interest in Uzbekistan GTL LLC from 44,5% to 25,5% at the end of the FEED phase.

(2)
Name change from Sasol Yihai (Lianyungang) Alcohols Industries Co Ltd to Sasol Wilmar Alcohol Industries (Lianyungang) Co Ltd on 1 April 2015.

(3)
Joint venture entered into between Sasol Chemicals North America LLC (50%) and INEOS Gemini HDPE Holding Company LLC (50%).

(4)
This represents our effective holding through Sasol Gas Holdings (Pty) Ltd, through contractual arrangements Sasol exercises joint control over the relevant activities of ROMPCO.

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  Exhibit 8.1
LIST OF SUBSIDIARIES
INCORPORATED JOINTLY CONTROLLED ENTITIES